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                                                                    EXHIBIT 16.3


                           [ERNST & YOUNG LETTERHEAD]


Securities and Exchange Commission                                 April 15,1998
450 5th Street NW
Washington, DC 20549


Dear Sirs

We have read the statements pertaining to our firm made by Viasystems Inc., in its form S-4 under the caption "Changes in and disagreements with accountants on auditing and financial disclosure" and are in agreement therewith.


Yours faithfully

ERNST & YOUNG